UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2012

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2012, Cormedix Inc., a Delaware corporation (the “Company”), appointed Randy Milby as its Chief Operating Officer. Mr. Milby brings extensive commercial operational experience to the Company having served as Global Business Director, Applied Biosciences, and other management positions at Dupont Company from 1999 through 2010. Since September 2010, Mr. Milby was co-founder and a managing director of WaterStone Bridge, LLC, a healthcare consulting services firm. From 1998 through 1999, Mr. Milby was also a Healthcare Analyst at Goldman Sachs & Company. Mr. Milby received his Pharmacy degree at the University of Kansas and his MBA from Washington University in St. Louis.

On April 27, 2012, Brian Lenz notified the Company that he is resigning as the Company’s Chief Operating Officer and Chief Financial Officer, effective as of April 30, 2012. In connection with Mr. Lenz’s resignation, the Company and Mr. Lenz entered into a Memorandum of Understanding (the “MOU”) on May 2, 2012. Pursuant to the MOU, Mr. Lenz agreed to provide certain transition services to the Company through May 31, 2012, and to remain reasonably available to the Company, telephonically, as requested from time to time by the Company from and after May 31, 2012. In exchange for providing such services to the Company, the Company agreed to compensate Mr. Lenz in the amount of $10,416.67, less applicable taxes and withholdings, in accordance with the regular payroll processing of the Company. In addition, in consideration of Mr. Lenz’s execution of the MOU and performance of the undertakings contained therein, on May 1, 2012, the Compensation Committee of the Board of Directors of the Company approved an extension of Mr. Lenz’s right to exercise his 45,000 vested stock options (the “Options”) through and including May 31, 2014, in accordance with the terms of the Company’s Amended and Restated 2006 Stock Incentive Plan. The Options have an exercise price of $0.49 and were granted to Mr. Lenz by the Company on March 20, 2012.

In connection with Mr. Lenz’s resignation, on May 2, 2012, the Company appointed Richard M. Cohen, the Company’s current Interim CEO, as Interim CFO. Mr. Cohen has been a director of the Company since December 2009, was appointed Executive Chairman in September 2011 and our Interim Chief Executive Officer in November 2011. Since 2002, Mr. Cohen has served as a Managing Director of Encore/Novation, a company that purchases and securitizes settlement assets. He also served as Chief Financial Officer of Dune Energy, an oil and gas exploration and production company, from 2003 to 2005. Mr. Cohen was a member of the Board of Directors of Dune Energy from 2003 to 2012, is a member of the Board of Directors and the Audit Committee of Rodman & Renshaw, a public investment bank. Mr. Cohen holds a C.P.A. from the State of New York, received his M.B.A. from Stanford University, and received his B.S. from the Wharton School of the University of Pennsylvania. Mr. Cohen shares with the Board his expertise in financial and investment matters and significant experience in accounting matters as a certified public accountant.

Item 9.01   Financial Statements and Exhibits

Exhibit 99.1           Press release dated May 3, 2012

Exhibit 99.2           Memorandum of Understanding

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 3, 2012	CORMEDIX INC.

	By:	/s/ Richard M. Cohen
		Name:	Richard M. Cohen
		Title:	Interim Chief Executive Officer